As filed with the Securities and Exchange Commission on November 12, 2004.
                                                        Registration No. 333-

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                ----------------

                              INKINE PHARMACEUTICAL
                                  COMPANY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                New York                               13-3754005
      (State or Other Jurisdiction of                 (IRS Employer
      Incorporation or Organization)                Identification No.)


                                ----------------
                            1787 Sentry Parkway West
                             Building 18, Suite 440
                          Blue Bell, Pennsylvania 19422
                                 (215) 283-6850
          (Address, including zip code, of Principal Executive Offices)
                                ----------------
                       INKINE PHARMACEUTICAL COMPANY, INC.
                          2004 EQUITY COMPENSATION PLAN
                            (Full Title of the Plan)
                                ----------------
                                 Robert F. Apple
                      Chief Operating and Financial Officer
                            1787 Sentry Parkway West
                             Building 18, Suite 440
                          Blue Bell, Pennsylvania 19422
                                 (215) 283-6850
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)
                                ----------------
                                    Copy to:
                             Joanne R. Soslow, Esq.
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                             Philadelphia, PA 19103
                                 (215) 963-5000
                                ----------------


                         CALCULATION OF REGISTRATION FEE
=====================================================================================================================
               Title of securities                 Number of`    Proposed maximum Proposed maximum
                      to be                       shares to be    offering price      aggregate        Amount of
                   registered                    registered (1)     per share      offering price  registration fee
                                                                                                          (4)
---------------------------------------------------------------------------------------------------------------------
2004 Equity Compensation Plan                       1,551,500       $5.255 (2)      $8,153,132.50      $1,033.01
Common Stock, par value $.0001 per share
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
2004 Equity Compensation Plan                        448,500        $4.05 (3)        $1,816,425         $230.15
Common Stock, par value $.0001 per share
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
         Total:                                     2,000,000                       $9,969,557.50      $1,263.16

=====================================================================================================================

(1) This registration statement covers shares of Common Stock of InKine Pharmaceutical Company, Inc. that may be offered or sold pursuant to the InKine Pharmaceutical Company, Inc. 2004 Equity Compensation Plan. This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued by reason of any stock split, stock dividend, recapitalization or any other similar transaction in accordance with Rule 416. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.
(2) The price of $5.255 per share, which is the average of the high and low prices of the Common Stock on November 11, 2004, is set forth solely for the purpose of calculating the filing fee pursuant to Rule 457(h) and has been used only for those shares without a fixed exercise price. None of such shares have been issued or are subject to outstanding options.
(3) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the weighted average exercise price at which such options are exercisable.
(4) Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by $.0001267. Pursuant to Rule 457(p), the registration fee of $1,263.16 for this registration statement on Form S-8 has been offset by $1,263.16 of the $5,051.80 filing fee paid pursuant to the filing of the registration statement on Form S-3 (File No. 333-110812) on November 26, 2003, which was withdrawn by the registrant on March 16, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in this Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents filed by InKine Pharmaceutical Company, Inc. (the "registrant") with the Commission are incorporated by reference into this registration statement:

        (1) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

        (2) The registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004.

        (3) The registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004.

        (4) The registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004.

        (5) The registrant's Current Reports on Form 8-K dated March 15, 2004, March 17, 2004, March 19, 2004 and October 27, 2004.

        (6) The description of the registrant's shares of common stock, par value $.0001 per share, contained in the registrant's registration statements on Form 8-A filed with the Commission on October 20, 1994 (as amended on November 3, 1994) and January 5, 1995 (File No. 000-24972) to register such securities under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this registration statement and to be a part hereof from the date of the filing of such reports and documents.

         Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


Item 4.           Description of Securities.

         Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.           Indemnification of Directors and Officers.

         Sections 721-726 of the New York Business Corporation Law empower a corporation to indemnify any person, made, or threatened to be made, a party to an action or proceeding, other than one by or in the right of the corporation, whether civil or criminal, by reason of the fact that he or she was a director or officer of the corporation or served such corporation in any capacity. A corporation is empowered to indemnify such director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, if such director or officer acted, in good faith, for a purpose which he or she reasonably believed to be in the best interest of the corporation and, in criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful.

         The registrant's certificate of incorporation provides that the directors of the registrant shall not be liable for damages for any breach of duty as directors, except that a director shall be liable if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or that he personally gained a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law.

         The registrant's bylaws provide that it shall indemnify and hold harmless its directors and officers to the fullest extent currently authorized by the New York Business Corporation Law. These provisions indemnify these persons against all expenses, liabilities, and losses that are reasonably incurred or suffered in connection with any action or proceeding described above. Further, the bylaws provide that the registrant shall advance expenses to persons eligible for indemnification upon delivery by any such person of an undertaking to repay all amounts advanced if it shall ultimately be determined that this person is not entitled to be indemnified. In addition, the registrant's bylaws authorize the registrant to maintain insurance to protect the registrant and any of its directors or officers against any expense, liability, or loss, whether or not the registrant would have the power to indemnify any such person against such expense, liability, or loss under the New York Business Corporation Law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


Item 7.           Exemption from Registration Claimed.

         Not Applicable.

Item 8.           Exhibits.

         Exhibit  Description
         ------   ---------

         4.1 InKine Pharmaceutical Company, Inc. 2004 Equity Compensation Plan (incorporated by reference herein to Exhibit 10.1 of the registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004).

         5.1      Opinion of Morgan, Lewis & Bockius LLP.

         23.1     Independent Auditors' Consent.

         23.2     Consent of Morgan, Lewis & Bockius LLP (included in Exhibit
                  5.1).

         24       Power of Attorney (included as part of the signature page).

Item 9.           Undertakings.

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Blue Bell, Commonwealth of Pennsylvania, on November 12, 2004.

                                   INKINE PHARMACEUTICAL COMPANY, INC.


                                   By:      LEONARD S. JACOB
                                            -----------------------------------
                                            Leonard S. Jacob, M.D., Ph.D.
                                            Chairman of the Board and
                                            Chief Executive Officer


                                POWER OF ATTORNEY

         Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Robert F. Apple, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



                Signature                                     Title                                 Date
------------------------------------------ -------------------------------------------- -----------------------------

LEONARD S. JACOB                           Chairman of the Board, Chief Executive       November 12, 2004
---------------------------                   Officer and Director (Principal
Leonard S. Jacob, M.D., Ph.D.                 Executive Officer)


ROBERT F. APPLE                            Chief Operating and Financial Officer and    November 12, 2004
---------------------------                   Director (Principal Financial and
Robert F. Apple                               Accounting Officer)


WILLIAM HARRAL III                         Director                                     November 12, 2004
---------------------------
William Harral III


J. R. LESHUFY                              Director                                     November 12, 2004
---------------------------
J. R. LeShufy



STEVEN B. RATOFF                           Director                                     November 12, 2004
---------------------------
Steven B. Ratoff


NORMAN D. SCHELLENGER                      Director                                     November 12, 2004
---------------------------
Norman D. Schellenger


THOMAS P. STAGNARO                         Director                                     November 12, 2004
---------------------------
Thomas P. Stagnaro


                       INKINE PHARMACEUTICAL COMPANY, INC.

                                INDEX TO EXHIBITS


  Exhibit Number  Document

         4.1 InKine Pharmaceutical Company, Inc. 2004 Equity Compensation Plan (incorporated by reference herein to Exhibit 10.1 of the registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004).

         5.1      Opinion of Morgan, Lewis & Bockius LLP.

         23.1     Independent Auditors' Consent.

         23.2     Consent of Morgan, Lewis & Bockius LLP (included with
                  Exhibit 5.1).

         24       Power of Attorney (included as part of the signature page).